Exhibit 99.1

Atossa Therapeutics Reports Fourth Quarter and Year-End 2025 Financial Results and Provides a Corporate Update

SEATTLE, March 25, 2026 — Atossa Therapeutics, Inc. (Nasdaq: ATOS) (Atossa or the Company), a clinical-stage biopharmaceutical company developing novel therapies in oncology and other areas of high unmet clinical need, today announces its financial results for the fourth quarter and year ended December 31, 2025 and provides an update on recent corporate developments.

“While we have consistently made meaningful and measurable progress across our (Z)-endoxifen development strategy in oncology over the last 12 months, we continue to explore the best opportunities to leverage the technology where it may help to address serious health conditions and unmet medical needs. As we continue to keep a careful eye on opportunities in the breast cancer space, we are also diligently working to advance (Z)-endoxifen in certain rare disease indications, such as Duchenne Muscular Dystrophy (DMD) and McCune-Albright Syndrome (MAS),” stated Dr. Steven Quay, M.D., Ph.D., Atossa Therapeutics’ President and Chief Executive Officer. “To date, we have published work that identifies the opportunity for (Z)-endoxifen, while achieving both FDA Rare Pediatric Disease and Orphan Drug designations. We believe these FDA designations are important for future development as they both help to speed the FDA review process as well as provide potential financial benefits in the future.”

“In the meantime, we are consciously aligning our resources with the demands of potential commercialization, even as we have added new professionals to our team to help drive both our rare disease and breast cancer programs forward. With a strong balance sheet and a strategically focused team, we believe we are well-positioned to execute and advance our clinical programs toward key value-creating milestones,” concluded Dr. Quay.

Clinical & Regulatory Progress & Announcements

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Atossa Highlighted Emerging Opportunity for (Z)-Endoxifen in Duchenne Muscular Dystrophy, Including Symptomatic Female Carriers, Following Peer-Reviewed Publication and Scientific Presentation - The published article, “A Hypothesized Therapeutic Role of (Z)-Endoxifen in Duchenne Muscular Dystrophy (DMD),” surveys the DMD treatment landscape and details how (Z)-endoxifen’s pharmacology could address multiple downstream drivers of disease, including inflammation, fibrosis, calcium dysregulation, mitochondrial dysfunction, and lipid abnormalities. The paper emphasizes (Z)-endoxifen’s direct estrogen-receptor (ER) modulation, allosteric inhibition of PKC (notably PKC-β1), and effects along AKT/mTOR and NF-κB axes, mechanisms that together may help slow disease progression when used as an adjunct to standard care. Notably, the authors underscore (Z)-endoxifen’s potential to deliver more consistent therapeutic exposures than tamoxifen by bypassing CYP2D6 metabolic variability, an important limitation of the pro-drug approach. As illustrated in the mechanistic diagram, page 7 of the publication, the paper maps (Z)-endoxifen’s ER-dependent and ER-independent signaling effects relevant to dystrophic muscle.

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Atossa Therapeutics Received FDA Rare Pediatric Disease Designation for (Z)-Endoxifen for Duchenne Muscular Dystrophy - In December 2025, Atossa announced that the U.S. Food and Drug Administration (“FDA”) granted Rare Pediatric Disease (“RPD”) designation to (Z)-endoxifen for the treatment of DMD. RPD designation is granted to drug candidates intended to treat serious or life-threatening diseases that primarily affect individuals from birth to 18 years of age. Upon approval of a qualifying marketing application, drugs with RPD designation may be eligible for a Priority Review Voucher (“PRV”), which can be used to obtain priority review for a future application or may be sold or transferred to another sponsor. In the last 18–24 months, disclosed PRV sales have ranged from $100–$200 million.

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Atossa Therapeutics Won the 2025 Clinical Trials Arena Research and Development Excellence Award in Precision Endocrine Therapy Category - In December 2025, Atossa announced that it had been selected as a winner of the 2025 Clinical Trials Arena Excellence Awards. The Company was honored with the Research and Development Award in the Precision Endocrine Therapy category. Atossa earned this recognition for its innovative work advancing (Z)-endoxifen, its lead precision-engineered endocrine therapy. (Z)-endoxifen is a potent selective estrogen receptor modulator/degrader (SERM/D) with additional PKCβ1 inhibition, designed to provide consistent systemic exposure independent of CYP2D6 metabolism. The therapy is being evaluated across metastatic, neoadjuvant, adjuvant, and breast cancer risk-reduction settings, with an emerging application in DMD.

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Atossa Therapeutics Received FDA Orphan Drug Designation for (Z)-Endoxifen for the Treatment of Duchenne Muscular Dystrophy - In January 2026, Atossa announced that the U.S. Food and Drug Administration (“FDA”) Office of Orphan Products Development (“OOPD”) granted Orphan Drug Designation to (Z)-endoxifen for the treatment of DMD. Orphan Drug Designation is granted by FDA to therapies intended to treat rare diseases or conditions. The designation is designed to encourage drug development by offering certain potential incentives, such as regulatory support and, if the product ultimately receives marketing approval for the designated indication, eligibility for a period of market exclusivity.

Atossa Announces Additions to Management Team

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Atossa Therapeutics Strengthened Clinical Leadership Team with the Addition of Two Experienced Biopharma Executives - Atossa announced the engagement of Kathy Puyana Theall, M.D., as Medical Director - Breast Oncology, and Adebola Giwa, M.D., as Medical Director - Rare Diseases. We believe the addition of these two highly experienced physicians and clinical leaders meaningfully strengthens Atossa’s ability to execute on its (Z)-endoxifen development strategy across both breast cancer and rare disease programs, including DMD and MAS, as the Company advances toward key clinical and regulatory milestones.

Comparison of Years-Ended December 31, 2025 and 2024

Operating Expenses. Total operating expenses were $37.1 million for the year ended December 31, 2025, which was an increase of $9.5 million, from the year ended December 31, 2024 of $27.6 million. Factors contributing to the increased operating expenses in the year ended December 31, 2025 are explained below.

Research & Development Expenses. The following table provides a breakdown of major categories within R&D expenses for the years ended December 31, 2025 and 2024, together with the dollar change in those categories (dollars in thousands):

	For the Year Ended December 31,
	2025	2024	Increase	Increase (%)
Research and Development Expense
Clinical and non-clinical trials	$16,204	$10,107	$6,097	60%
Compensation	3,206	2,928	278	9%
Professional fees and other	1,775	1,082	693	64%
Research and Development Expense Total	$21,185	$14,117	$7,068	50%

As (Z)-endoxifen is our only product candidate for which we currently incur R&D expenses, we have not further disaggregated R&D expenses by product candidate:

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Clinical and pre-clinical trial expense increased $6.1 million for the year ended December 31, 2025 compared to the prior year due to an increase in spending for the (Z)-endoxifen trials, including an increase in drug development costs.

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The increase in R&D compensation expense of $0.3 million for the year ended December 31, 2025 compared to the prior year was due primarily to an increase in cash compensation expense of $0.4 million resulting from an increase in headcount. This increase was partially offset by a non-cash stock-based compensation expense decrease of $0.1 million compared to the prior year due to the weighted average fair value of stock options amortizing in 2025 being lower than 2024.

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The increase in R&D professional fees and other of $0.7 million for the year ended December 31, 2025 compared to the prior year was primarily attributable to higher regulatory consulting fees in 2025 related to our (Z)-endoxifen program.

General and Administrative (G&A) Expenses. The following table provides a breakdown of major categories within G&A expenses for the years ended December 31, 2025 and 2024, together with the dollar change in those categories (dollars in thousands):

For the Year Ended December 31,

	2025	2024	Increase (Decrease)	Increase (%) (Decrease)
General and Administrative Expense
Compensation	$6,062	$5,458	$604	11%
Professional fees and other	9,191	7,164	2,027	28%
Insurance	703	882	(179)	(20)%
General and Administrative Expense Total	$15,956	$13,504	$2,452	18%

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The increase in G&A compensation expense of $0.6 million for the year ended December 31, 2025 compared to the prior year was due to an increase in both cash compensation expense of $0.2 million and non-cash stock-based compensation expense of $0.4 million. The increase in cash compensation expense compared to the prior year was primarily driven by salary, bonus and severance costs for a former executive of $0.4 million, partially offset by a decrease in cash bonus related to terminations and reductions in expected bonus payouts in 2025. The non-cash stock-based compensation expense increase was driven by an increase in the fair value of grants to members of our Board of Directors (the Board) which amortize over one year.

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G&A professional fees and other expenses increased by $2.0 million for the year ended December 31, 2025 compared to the prior year due primarily to an increase in legal fees of $1.8 million for the year ended December 31, 2025 driven by the costs for our ongoing litigation and patent defense which increased by $1.6 million compared to the prior year. Investor relations expense increased by $0.3 million for the year ended December 31, 2025 compared to the prior year due to changes in investor outreach and broader investor relations strategy. Partially offsetting the increases, our accounting fees decreased by $0.3 million for the year ended December 31, 2025 compared to the prior year due to the inclusion of higher auditor fees associated with our 2024 Registration Statement on Form S-3 and our at the market offering facility.

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The decrease in G&A insurance expense of $0.2 million for the year ended December 31, 2025 compared to the prior year was due primarily to lower negotiated insurance premiums associated with our Director's and Officer's insurance and other key insurance policies in 2025.

Interest Income. Interest income of $2.4 million for the year ended December 31, 2025 represented a decrease of $1.7 million compared to the prior year, and was due primarily to a decrease in the average funds invested in our money market account.

Impairment Charge on Investment in Equity Securities. For the year ended December 31, 2024, we wrote down our Investment in equity securities by $1.7 million due to impairment of our investment in Dynamic Cell Therapies, Inc.

About (Z)-Endoxifen

(Z)-Endoxifen is a potent Selective Estrogen Receptor Modulator/Degrader (SERM/D) with demonstrated activity across multiple mechanisms of interest. Atossa is evaluating its potential applications in oncology and rare diseases. The Company’s proprietary oral formulation has shown a favorable safety profile and pharmacology distinct from tamoxifen, including ER-targeted effects and PKC inhibition. Atossa’s (Z)-endoxifen is not approved for any indication.

Atossa’s (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including multiple recently issued U.S. patents and numerous pending applications worldwide.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company developing innovative medicines in oncology and other areas of significant unmet need. The Company’s lead product candidate, (Z)-endoxifen, is currently in development across several clinical settings. More information is available at https://atossatherapeutics.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to, our 2026 outlook and our expectations regarding the Company’s development and regulatory strategy and related milestones, including potential Investigational New Drug submissions, the potential indications that the Company may pursue for (Z)-endoxifen, the potential for (Z)-endoxifen to receive regulatory approval and the timing thereof, the Company's progress across its pipeline and potential commercialization, the strength of the Company's patent portfolio, the Company’s potential eligibility for the Rare Pediatric

Disease Priority Review Voucher (PRV) program and the value of a PRV, and the potential market and growth opportunities for the Company. Words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “design,” “predict,” “future,” or other similar expressions or statements regarding intent, belief or current expectations, are forward-looking statements.

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes to differ materially from those projected or anticipated, including, without limitation, risks and uncertainties associated with: our ability to successfully execute our strategy to shorten our clinical development timelines and pursue a DMD indication or other indications for our lead program, (Z)-endoxifen; expected timing, completion and results of our preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; the outcome or timing of necessary regulatory approvals; our ability to receive orphan-drug exclusivity for (Z)-endoxifen for DMD; our ability to maintain compliance with Nasdaq listing requirements; our ability to establish and maintain intellectual property rights covering our products; the impact of general macroeconomic conditions on our business; our ability to raise capital; and other risks and uncertainties detailed from time to time in Atossa’s filings with the SEC, including, without limitation, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements.

Investor & Media Contact

Investors: CORE IR — ir@atossatherapeutics.com • (212) 655-0924

Media: CORE IR — pr@atossatherapeutics.com • (212) 655-0924

ATOSSA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$41,299	$71,084
Restricted cash	110	110
Prepaid materials	3,081	2,098
Prepaid expenses and other current assets	1,128	1,165
Total current assets	45,618	74,457
Other assets	1,990	1,987
Total assets	$47,608	$76,444
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,293	$679
Accrued expenses	1,307	919
Payroll liabilities	1,558	1,862
Other current liabilities	1,097	1,507
Total current liabilities	8,225	4,967
Total liabilities	8,225	4,967
Commitments and contingencies
Stockholders' equity
Convertible preferred stock - $0.001 par value; 10,000,000 shares authorized; 577 and 582 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock - $0.18 par value; 350,000,000 shares authorized; 8,611,361 and 8,611,266 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	1,550	1,550
Additional paid-in capital	285,840	283,194
Treasury stock, at cost; 88,003 shares of common stock at December 31, 2025 and December 31, 2024	(1,475)	(1,475)
Accumulated deficit	(246,562)	(211,792)
Total stockholders' equity	39,353	71,477
Total liabilities and stockholders' equity	$47,608	$76,444

ATOSSA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	For the Year Ended December 31,
	2025	2024
Operating expenses
Research and development	$ 21,185	$ 14,117
General and administrative	15,956	13,504
Total operating expenses	37,141	27,621
Operating loss	(37,141)	(27,621)
Impairment charge on investment in equity securities	—	(1,710)
Interest income	2,377	4,050
Other expense, net	(6)	(223)
Loss before income taxes	(34,770)	(25,504)
Income tax benefit	—	—
Net loss	$ (34,770)	$ (25,504)
Net loss per share of common stock - basic and diluted	$ (4.04)	$ (3.04)
Weighted average shares outstanding used to compute net loss per share - basic and diluted	8,611,321	8,6390,618